CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated November 4, 1998, included in EnergyNorth's Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this registration statement.



/S/ Arthur Andersen LLP
Boston, Massachusetts
April 2, 1999